SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2015

PAR Technology Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(c)

On March 25, 2015 the Board of Directors of PAR Technology Corporation (the “Company”) appointed Matthew J. Trinkaus as its Chief Accounting Officer effective March 31, 2015.  Mr. Trinkaus, a Certified Public Accountant, will continue to hold the position of Corporate Controller, a position he has held since January 2015.  Mr. Trinkaus replaces Steven M. Malone who, as previously reported, is separating from the Company effective March 31, 2015.

Mr. Trinkaus, age 32, joined the Company in January of 2013, as Assistant Corporate Controller.  Before joining the Company, Mr. Trinkaus served as Vice President, Assistant Corporate Controller with NBT Bancorp, beginning in November 2011.  From April 2010 to November 2011, Mr. Trinkaus worked as a Senior Audit Associate with KPMG LLP.

There are no arrangements or understandings between Mr. Trinkaus and any other persons pursuant to which he was selected as Chief Accounting Officer. There are no family relationships between Mr. Trinkaus and the executive officers or directors of the Company and no transactions that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: March 31, 2015	/s/ Ronald J. Casciano
Ronald J. Casciano
Chief Executive Officer & President